Exhibit 99.1

Community (SM)
Bank Shares if Indiana, Inc.

                                                            CONTACT INFORMATION:
                                                           Paul A. Chrisco , CFO
                                                             Phone: 812.981.7375
                                                               Fax: 812.949.6870
                                                         pchrisco@cbinonline.com
                                                                    NASDAQ: CBIN

FOR IMMEDIATE RELEASE

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Community Bank Shares of Indiana, Inc. announces stock repurchase program

NEW ALBANY, INDIANA (October 27, 2004) - The board of directors of Community Bank Shares of Indiana, Inc. (NASDAQ: CBIN) authorized a $5 million common share repurchase program of the Company's stock. All purchases will be made on the open market at prevailing prices. The shares will be held as treasury stock for issuance under the Company's performance units plan, stock option plan, the employee stock ownership plan, dividend reinvestment plan or other stock benefit plans. The shares may also be used for general corporate purposes.

As of October 27, 2004, there were 2,394,394 shares of stock issued and outstanding. Assets as of September 30, 2004 were $567 million.

Community Bank Shares of Indiana, Inc. is the parent company of Community Bank of Southern Indiana in New Albany, Indiana, a full-service banking subsidiary. The Company is traded on the NASDAQ under the symbol CBIN.